UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 7, 2005

THE GREENBRIER COMPANIES, INC.
(Exact name of registrant as specified in its charter)
Commission File No. 1-13146

Delaware (State of Incorporation)	93-0816972 (I.R.S. Employer Identification No.)

One Centerpointe Drive, Suite 200, Lake Oswego, OR (Address of principal executive offices)	97035 (Zip Code)
(503) 684-7000
(Registrant’s telephone number, including area code)
Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
          On November 7, 2005, The Greenbrier Companies, Inc. (the “Company”) entered into a Termination Agreement (the “Termination Agreement”) with the representatives of the estate of Alan James (the “Estate”) and William A. Furman. The Termination Agreement amends a Settlement Agreement (the “Settlement Agreement”), entered into by the Company, the Estate and Mr. Furman on April 20, 2005, by terminating certain of its provisions. The Settlement Agreement, among other things, granted the Company and Mr. Furman a new right of first refusal (“New Right of First Refusal”) with respect to sales of the Company’s shares by the Estate. The Termination Agreement terminates the New Right of First Refusal created under the Settlement Agreement. In all other respects, the Settlement Agreement remains in full force and effect and is unmodified.
          The Settlement Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed April 21, 2005. The Termination Agreement is filed as Exhibit 10.1 hereto.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits:

Exhibit Number	Description

10.1
Termination Agreement entered into as of November 1, 2005 by and among The Greenbrier Companies, Inc., William A. Furman and each of George L. Chelius and Eric Epperson as Executor of the Will and Estate of Alan James and as Trustee.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GREENBRIER COMPANIES, INC.
Date: November 9, 2005	By:	/s/ Larry G. Brady
Larry G. Brady
Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)